Exhibit 10.6

AMENDMENT NO. 1

TO STOCKHOLDERS AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Stockholders Agreement  is made and entered into on August 4, 2010 by and between American Capital Acquisition Corporation, a Delaware corporation (the “Company”), and The Michael Karfunkel 2005 Grantor Retained Annuity Trust, Michael Karfunkel and Amtrust Financial Services, Inc. (together, collectively known as the “Investors”) and amends that certain Stockholders Agreement effective as of October 16, 2009 (the “Agreement”).

WHEREAS, the Company and the Investors desire to amend the Agreement to increase the number of directors on the Board.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree  as follows:

1.           Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Agreement.

2.           Section 4(a)(i) is hereby deleted in its entirety and replaced with the following:

“the authorized number of directors (each, a “Director”) on the Board shall be established at six (6);”

3.           Section 4(a)(ii) is hereby deleted in its entirety and replaced with the following:

“the Board shall be comprised as follows:

(A)	four (4) individuals designated by The Michael Karfunkel 2005 Grantor Retained Annuity Trust (“MKG Directors”); and

(B)	two (2) individuals designated by AmTrust Financial Services, Inc. (each an “AFSI Director”).”

4.           Section 4(b) is hereby deleted in its entirety and replaced with the following:

“The quorum for meetings of the Board shall be four (4) directors, provided, however, that at least one (1) AFSI Director must be in attendance at all such meetings.  No meeting of the Board shall continue with the transaction of business in the absence of a quorum.”

5.           The term “Unanimous Board Approval” in the last line of Section 5(a) shall be replaced with the term “AFSI Approval.”

6.           Section 10 shall be amended to include the following new defined term:

“AFSI Approval” means the vote or written consent of a majority of the members of the Board, including the vote or written consent of the two (2) AFSI Directors.”

7.           The term “Unanimous Board Approval” set forth in Section 10 is hereby deleted in its entirety and replaced with the following:

“Unanimous Board Approval” means the vote or written consent of all members of the Board.

8.           Except as amended hereby, the terms and provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day and year first written above.

COMPANY:

AMERICAN CAPITAL ACQUISITION CORPORATION

By:	/s/ Barry Karfunkel
Name: Barry Karfunkel
Title: President

INVESTORS:

THE MICHAEL KARFUNKEL 2005 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Michael Karfunkel
Name: Michael Karfunkel
Title: Trustee

/s/ Michael Karfunkel
Michael Karfunkel

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ David Saks
Name: David Saks
Title: Chief Legal Officer